Exhibit 3.57

ARTICLES OF INCORPORATION

OF

WORLDMED SHARED SERVICES, INC.

The undersigned, for the purpose of forming a corporation for profit under the laws of Florida, adopts the following Articles of Incorporation.

EFFECTIVE DATE

03-11-04

ARTICLE I

NAME AND ADDRESS

Section 1.1 Name. The name of the corporation is WorldMed Shared Services, Inc. (the “Corporation”).

Section 1.2 Address of Principal Office. The address of the principal office of the Corporation is 4345 Southpoint Blvd., Jacksonville, Florida 32216.

Section 1.3 Mailing Address. The mailing address of the Corporation is 4345 Southpoint Blvd., Jacksonville, Florida 32216.

ARTICLE II

DURATION

Section 2.1 Duration. This Corporation shall exist perpetually. Corporate existence shall commence on the date these Articles are executed, except that if they are not filed by the Department of State of Florida within five business days after they are executed, corporate existence shall commence upon filing by the Department of State.

ARTICLE III

PURPOSES

Section 3.1 Purposes. This Corporation is organized for the purposes of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

ARTICLE IV

CAPITAL

Section 4.1 Authorized Capital. The maximum number of shares of stock which this Corporation is authorized to have outstanding at any one time is Ten Thousand (10,000) shares of voting common stock having a par value of $.01 per share.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT

Section 5.1 Name and Address. The street address of the initial registered office of this Corporation is 200 Laura Street, Jacksonville, Florida 32202, and the name of the initial registered agent of this Corporation at that address is F&L Corp.

ARTICLE VI

DIRECTORS

Section 6.1 Number. This Corporation shall have two (2) directors initially. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be less than one.

Section 6.2 Initial Directors. The name and address of the members of the first board of directors of the Corporation are:

Name	Address

David A. Smith	4345 Southpoint Blvd. Jacksonville, Florida 32216

David Bronson	4345 Southpoint Blvd. Jacksonville, Florida 32216

ARTICLE VII

BYLAWS

Section 7.1 Bylaws. The initial bylaws of this Corporation shalt be adopted by the board of directors. Bylaws may be amended or repealed from time to time by either the board of directors or the shareholders, but the board of directors shall not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the board of directors.

ARTICLE VIII

INCORPORATOR

Section 8.1 Name and Address. The name and street address of the incorporator of this Corporation are:

Name	Address

Charles V. Hedrick	200 Laura Street Jacksonville, Florida 32202

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification. The board of directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

ARTICLE X

AMENDMENT

Section 10.1 Amendment. This Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the incorporator has executed these Articles the 11th day of March, 2004.

/s/ Charles V. Hedrick
Charles V. Hedrick, Incorporator

ACCEPTANCE BY REGISTERED AGENT

Having been named to accept service of process for the above stated Corporation, at the place designated in the above Articles of Incorporation, the undersigned agrees to act in this capacity, and further agrees to comply with the provisions of all statutes relative to the proper and complete performance of its duties. The undersigned is familiar with and accepts the obligations of a registered agent.

F&L CORP.

By:	/s/ Charles V. Hedrick
Charles V. Hedrick, Authorized Signatory

Date: March 11, 2004

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